CHINA VOIP & DIGITAL TELECOM, INC. SUBSIDIARY SIGNS COOPERATIVE AGREEMENT TO MARKET ADDITIONAL PRODUCT LINES

Jinan Yinquan Technology Co., Ltd.  and ZhongBao Xin’an (Beijing) Technology Co., Ltd to Market ZhongBao’s Network and Information Security Products in the Shandong Province

HENDERSON, NV, April 5, 2007 – – –Jinan Yinquan Technology Co., Ltd., a wholly owned subsidiary of China VoIP & Digital Telecom Inc. (OTCBB:CVDT) today announced it has formed a cooperative arrangement with ZhongBoa Xin’an (Beijing) Technology Co., Ltd. to exclusively market ZhongBao’s network and information security products in the Shandong Province. ZhongBao will, in return, help Yinquan market its VoIP products in Beijing area and as well as through its existing sales channel.

ZhongBao currently offers ten different technology products in four distinct categories.  Many of its security products are built to military standards.

“In our continued effort to add quality products to our product line, we are very happy to have established this exclusive relationship with ZhongBao,” said Li Kunwu, President and CEO of China VoIP & Digital Telecom Inc.  “By using our existing sales and distribution channels to market the new products in the Shandong Province, we believe that we can generate approximately $1.2M in additional revenues.  We also believe that some of ZhongBao’s products complement our VoIP products and can only enhance our ability to continually deliver secure, high quality VoIP telecom services to our customers.”

The Company’s proprietary NP Soft Switch IP telephone system enables users to access Voice over the Internet Protocol (VoIP) services allowing customers to use the system to make telephone calls to anyone in the world at a much lower cost than standard telephone rates.

About China VoIP & Digital Telecom Inc.

China VoIP & Digital Telecom Inc. offers Voice over the Internet Protocol service in the People’s Republic of China through its wholly owned subsidiary Jinan Yinquan Technology Co. Ltd.  Through Jinan Yinquan, China VoIP is well positioned to take full advantage of the tremendous economic growth currently being experienced in China.  The Company is currently marketing its NP Soft Switch system in China and is currently in the testing stage of other Information Technology products.  The Company currently has 30 employees and is located in the Shandong Province, People’s Republic of China.

More information can be found at www.chinavoip-telecom.com.

Notice Regarding Forward Looking Statements

Statements regarding the Company's business which are not historical facts are “forward-looking statements” that involve risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Forward looking statements in this press release include that By using our existing sales and distribution channels to market the new products in the Shandong Province, we believe that we can generate approximately $1.2M in additional revenues; that we also believe that some of ZhongBao’s products complement our VoIP products and can only enhance our ability to continually deliver secure, high quality VoIP telecom services to our customers; and the Company’s proprietary NP Soft Switch IP telephone system enables users to access Voice over the Internet Protocol (VoIP) services allowing customers to use the system to make telephone calls to anyone in the world at a much lower cost than standard telephone rates.  Actual results may differ materially from those currently anticipated due to a number of factors as we may find that our products must compete with cheaper or better products; we may not be able to retain key employees; a bigger market may not develop for our products and we may not be able to continue to attract new customers; we may face litigation if our technology fails to work when required; our intellectual property may be attacked and defeated in court proceedings; our patent filings may be rejected by the patent offices; other companies may discover and develop better or cheaper technologies that would render our products obsolete; we may not have sufficient funding to further develop and/or market our technology; and we may face regulatory issues in trying to expand throughout China. There are also country risks associated with investing in China, including currency fluctuation, repatriation of capital, and potential regulatory hurdles. Readers are directed to the China VoIP & Digital Telecom Inc. reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its 8-K filed November 13, 2006 under our prior name Crawford Lake Mining Inc. which outlined the company’s current business for further information and factors that may affect China VoIP & Digital Telecom Inc.’s business and results of operations as well as the Company’s form 10-QSB filed on December 15, 2006. China VoIP & Digital Telecom Inc. undertakes no obligations to publicly update any forward-looking statements to reflect future events or circumstances.

Contact:

Peter Nasca

Peter Nasca Associates, Inc.

954-473-0677

pnasca@pnapr.com